Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Jowell Global Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value $0.0016 per share		457(o)		$	$0.00	0.0001531	$0.00
Fees to be Paid	Equity	Preferred Stock		457(o)			0.00	0.0001531	0.00
Fees to be Paid	Equity	Warrants		457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Rights		457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Units	(1)	457(o)			0.00	0.0001531	0.00
Fees to be Paid	Other	Unallocated (Universal) Shelf	(2)	457(o)		$	$118,900,000.00	0.0001531	$18,203.59

Total Offering Amounts:							$118,900,000.00		18,203.59
Total Fees Previously Paid:									0.00
Total Fee Offsets:									18,203.59
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including ordinary shares, preferred shares, rights and warrants.
(2)	There are being registered hereunder such indeterminate number or amount of ordinary shares, preferred stock, warrants, rights and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Jowell Global Ltd. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $118,900,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed 118,900,000.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
							$					$		$

Rule 457(p)
Fee Offset Claims	Jowell Global Ltd.	(1)	F-3	333-264109	04/04/2022			18,203.59	Unallocated (Universal) Shelf	Ordinary Shares, par value $0.0016 per share Preferred Stock Warrants, Rights, Units	Unallocated(UniversalShelf)		196,392,760.00
Fee Offset Sources	Jowell Global Ltd.	(2)	F-3	333-264109		04/04/2022									18,203.59

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Explanation of the basis for claimed offset:

(1)	Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $18,205.60 (calculated at the fee rate in effect at the date of the Registrant’s 2022 Registration Statement of $92.70 per million dollars), which represents the portion of the registration fee previously paid with respect to $196,392,760 of unsold securities previously registered under the 2022 Registration Statement.
(2)	Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $18,205.60 (calculated at the fee rate in effect at the date of the Registrant’s 2022 Registration Statement of $92.70 per million dollars), which represents the portion of the registration fee previously paid with respect to $196,392,760 of unsold securities previously registered under the 2022 Registration Statement.